UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

THOMPSON CREEK METALS COMPANY INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Notice-and-Access

The Canadian securities regulators have adopted rules which permit the use of notice-and-access for proxy solicitation instead of the traditional physical delivery of material. This new process provides the option to post meeting related materials including management information circulars, as well as annual financial statements and management’s discussion and analysis on a website in addition to SEDAR. Under notice-and-access, meeting related materials will be available for viewing for up to 1 year from the date of posting and a paper copy of the material can be requested at any time during this period.

Thompson Creek Metals Company Inc. has elected to utilize notice-and-access for all Canadian Holders and provides you with the following information:

Meeting Date and Time:    Thursday, May 7, 2015, at 10:00 AM (EST)
Meeting Location:        One King West Hotel, Toronto, Ontario, Canada

Meeting materials are available electronically at www.sedar.com and also at
https://noticeinsite.tmxequity.com/ThompsonCreekAGM2015.

If you wish to receive a paper copy of the Meeting materials or have questions about notice-and-access, please call 1-866-393-4891. In order to receive a paper copy in time to vote before the meeting, your request should be received by April 30, 2015.

Please follow the instructions accompanying the Voting Instruction Form you receive with respect to returning it.

Disclosure regarding matters to be voted on may be found in the following Sections of the Information Circular.

1. Election of Directors
2. Appointment of Independent Registered Public Accounting Firm
3. Advisory Vote to Approve Executive Compensation

You should review the Information Circular before voting.

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